UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2017

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-4197	75-0789226
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS		75240
(Address of principal executive offices)		(Zip Code)

(972) 991-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  OTHER EVENTS

On November 17, 2017, United States Lime & Minerals, Inc. issued a News Release announcing that its Board of Directors has extended the Company’s previously announced repurchase program for of up to $10,000,000 of its common stock for another 12 monhts.  The remaining amount available under the program is $7,151,226 for the repurchase of common stock from time to time in open market or privately negotiated transactions.  The repurchase authorization may be modified, extended, suspended or discontinued at any time without notice. A copy of the News Release is attached hereto as Exhibit 99.1 and incorporated by reference in response to this Item.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITs

(d) Exhibits

The Exhibit Index set forth below is incorporated by reference in response to this Item:

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	News Release of United States Lime & Minerals, Inc. dated November 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES LIME & MINERALS, INC.

Dated: November 17, 2017	By:	/s/ Michael L. Wiedemer
Michael L. Wiedemer, Vice President and
Chief Financial Officer